CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Pinnacle Value Fund, and to the use of our report dated February 23, 2026 on the financial statements and financial highlights of Pinnacle Value Fund, a series of Bertolet Capital Trust, appearing in Form N-CSR for the year ended December 31, 2025, which are also incorporated by reference into the Registration Statement.

                                                            /s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 30, 2026